As filed with the Securities and Exchange Commission on April 13, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SandRidge Energy, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-8084793
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
(405) 429-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tom L. Ward
Chairman, Chief Executive Officer and President
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
(405) 429-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James M. Prince
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
(713) 615-5962 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered	Share(1)	Price(1)	Fee
Common Stock, par value $0.001	47,776,451	$7.30	$348,768,092	$19,461.26

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act 1933. The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of $7.30, which is the average of the high and low prices reported on the New York Stock Exchange on April 7, 2009.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
47,776,451 Shares
SandRidge Energy, Inc.
Common Stock
     This prospectus relates to up to 47,776,451 shares of the common stock of SandRidge Energy, Inc., which may be offered for sale by the selling stockholders named in this prospectus. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted.
     We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly from the selling stockholders or alternatively through underwriters or broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. Please read “Plan of Distribution.”
     Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.
     Our common stock is listed on the New York Stock Exchange under the symbol “SD.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated April 13, 2009.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this prospectus, the selling stockholders may sell the shares of common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “SandRidge,” “we” or “our” are to SandRidge Energy, Inc. and its subsidiaries.
THE COMPANY
     We are an independent natural gas and crude oil company concentrating on exploration, development and production activities. We also own and operate drilling rigs and conduct related oil field services, and we own and operate interests in gas gathering, marketing and processing facilities and CO2 gathering and transportation facilities.
     Our principal executive offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102. Our common stock is listed on the New York Stock Exchange under the symbol “SD.”

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC (File No. 001-33784) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Current Reports on Form 8-K filed on each of January 14, 2009, January 21, 2009, March 9, 2009 and April 6, 2009 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•	the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2007, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.
     These reports contain important information about us, our financial condition and our results of operations.
     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Richard J. Gognat
Corporate Secretary
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102-6406
(405) 429-5500
     We also maintain a website at http://www.sandridgeenergy.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Various statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include projections and estimates concerning capital expenditures, our liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, elements of our business strategy and other statements concerning our operations, economic performance and financial condition. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. These forward-looking statements speak only as of the date of this prospectus; we disclaim any obligation to update or revise these statements unless required by securities law, and we caution you not to rely on them unduly. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent SEC filings and those factors summarized below:
•	the volatility of natural gas and crude oil prices;

•	uncertainties in estimating natural gas and crude oil reserves;

•	the need to replace the natural gas and crude oil reserves we produce;

•	our ability to execute our growth strategy by drilling wells as planned;

•	the need to drill productive, economically viable natural gas and crude oil wells;

•	risks and liabilities associated with acquired properties;

•	the amount, nature and timing of capital expenditures, including future development costs, required to develop the WTO;

•	concentration of operations in the WTO;

•	economic viability of WTO production with high CO2 content;

•	availability of natural gas production for our midstream services operations;

•	limitations of seismic data;

•	risks associated with drilling natural gas and crude oil wells;

•	availability of satisfactory natural gas and crude oil marketing and transportation;

•	availability and terms of capital;

•	substantial existing indebtedness;

•	limitations on operations resulting from debt restrictions and financial covenants;

•	potential financial losses or earnings reductions from commodity derivatives;

•	competition in the oil and gas industry;

•	general economic conditions, either internationally or domestically or in the jurisdictions in which we operate;

•	costs to comply with current and future governmental regulation of the oil and gas industry, including environmental, health and safety laws and regulations; and

•	the need to maintain adequate internal control over financial reporting.

RISK FACTORS
     An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.
     If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.
     You should consider carefully the risks below together with all of the other information included in, or incorporated by reference into, this prospectus before deciding whether to invest in our securities.
Risks Related to Our Common Stock
     The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.
     The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations, even if an active trading market develops. Some of the factors that could negatively affect our share price include:
•	actual or anticipated variations in our reserve estimates and quarterly operating results;

•	liquidity and the registration of our common stock for public resale;

•	sales of our common stock by our stockholders;

•	changes in natural gas and oil prices;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us or the exploration and production industry generally;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	speculation in the press or investment community regarding our business;

•	large volume of sellers of our common stock pursuant to our resale registration statement with a relatively small volume of purchasers;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

     We do not anticipate paying any dividends on our common stock in the foreseeable future.
     We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to expand our business. Our senior credit facility and the indentures governing our outstanding notes restrict our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that restrict our ability to declare or pay cash dividends on our common stock.
     Our certificate of incorporation and bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.
     Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:
•	a classified board of directors, so that only approximately one-third of our directors are elected each year;

•	limitations on the removal of directors;

•	limitations on the ability of our stockholders to call special meetings; and

•	advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders.
     Delaware law prohibits us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 15% of our stock cannot acquire us for a period of three years from the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors.

USE OF PROCEEDS
     The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common stock.
SELLING STOCKHOLDERS
     This prospectus covers the offering for resale of up to 47,776,451 shares of our common stock by the selling stockholders identified below. No offer or sale may occur unless this prospectus has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such common stock. We are required to update this prospectus to reflect material developments in our business, financial position and results of operations.
     The selling stockholders listed below may from time to time offer and sell pursuant to this prospectus all of the common shares covered by this prospectus as indicated in the table below. The common shares being offered by the selling stockholders are outstanding and were originally issued as follows:
•	common shares issued in connection with a private placement of common shares to eligible institutional investors in November 2006;

•	common shares issued in connection with a private placement to eligible institutional investors in March 2007;

•	common shares purchases from a third party in April 2007; and

•	common shares sold by Tom L. Ward, our Chairman, Chief Executive Officer and President, to George B. Kaiser in December 2008.
     The following table sets forth certain information regarding the selling stockholder’s beneficial ownership of our common stock as of April 8, 2009, when there were 167,456,399 shares of our common stock outstanding. Unless set forth below, none of the selling stockholders selling in connection with the prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. The information presented below is based solely on our review of information provided by the selling stockholders.

	Number of Shares	Percentage of		Number of Shares
	of Common Stock	Common Stock	Number of Shares	of Common Stock
	Beneficially	Beneficially	of Common Stock	Beneficially Owned
Name of Selling Stockholder	Owned	Owned	That May be Sold	After Offering
Ares Corporate Opportunities Fund II, L.P. (1)	5,901,309	3.5%	5,901,309	0
Ares SandRidge Co-Invest LLC (1)	400	*	400	0
Ares SandRidge, L.P. (1)	1,597,481	1.0%	1,597,481	0
Ares SandRidge 892 Investors, L.P. (1)	2,501,210	1.5%	2,501,210	0
George B. Kaiser (2)	8,146,797	4.9%	8,146,797	0
George Kaiser Family Foundation (3)	1,060,100	*	750,000	310,100
Pooled CIT Investments, L.L.C. (4)	6,672,598 (5)	4.0%	6,672,598	0
TLW Properties, L.L.C. (6)	5,636,754	3.4%	5,636,754	0
Tom L Ward (7)	29,051,577 (8)	17.3%	16,569,402	12,482,175 (9)

*	Less than one percent.

(1)	Ares Management LLC (“Ares Management”) is a private investment management firm that indirectly controls Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), Ares SandRidge, L.P. (“Ares SandRidge”), Ares SandRidge 892 Investors, L.P. (“Ares 892 Investors”) and Ares SandRidge Co-Invest, LLC (“ACOF Co-Invest”), each of which is a record holder of our common stock (together with Ares SandRidge and Ares 892 Investors, the “ACOF II AIVs”). The general partner of ACOF II, Ares SandRidge and Ares 892 Investors is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). Each of ACOF Operating Manager II and ACOF Co-Invest is controlled by Ares Management, which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (collectively, the “Ares Entities”) and the officers, partners, members and managers thereof, other than ACOF II and the ACOF II AIVs, disclaims beneficial ownership of the shares of common stock owned by ACOF II and the ACOF II AIVs, except to the extent of any pecuniary interest therein. Includes 788 vested restricted stock units held by Mr. Jeffrey Serota, one of our directors, as nominee on behalf of, and for the sole benefit of, Ares Management. Mr. Serota has assigned all economic, pecuniary and voting rights in respect of these securities to Ares Management. Mr. Serota is associated with Ares Management and certain of the other Ares Entities.

(2)	An affiliate of such selling stockholder is a broker-dealer registered pursuant to Section 15(b) of the Exchange Act. The selling stockholder has represented that the selling stockholder (i) purchased the securities for the selling stockholder’s own account, not as a nominee or agent, in the ordinary course of business and with no intention of selling or otherwise distributing securities in any transaction in violation of securities laws and (ii) at the time of purchase, the selling stockholder did not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the purchased securities.

(3)	Frederic Dorwart, Philip Lakin and Philip Frohlich serve as trustees.

(4)	Frederic Dorwart exercises voting and dispositive power over shares held by Pooled CIT Investments, L.L.C.

(5)	Pooled CIT Investments, L.L.C. holds a warrant issued by Tom L. Ward, our Chairman, Chief Executive Officer and President. The warrant is immediately exercisable for the purchase of up to 6,672,598 shares of our common stock from Mr. Ward at an exercise price of $5.62 per share. The warrant expires on December 31, 2013. The exercise of the warrant is limited to cash settlement unless and until any third-party security interests in the underlying shares of common stock are released, and if any such security interests are not released by December 31, 2009, the expiration date of the warrant will be extended by the number of days beginning on December 31, 2009 and ending on the date such security interests are released.

(6)	Tom L. Ward, our Chairman, Chief Executive Officer and President, serves as Manager of TLW Properties, L.L.C. Mr. Ward exercises voting and dispositive power over shares held by TLW Properties, L.L.C.

(7)	Mr. Ward has served as our Chairman and Chief Executive Officer since June 2006 and as our President since December 2006.

(8)	Includes (i) 79,000 shares of common stock held through an IRA; (ii) 5,636,754 shares of common stock held by TLW Properties, L.L.C., for which Mr. Ward exercises voting and dispositive power; (iii) 20,000 shares of common stock held by Mr. Ward’s minor child, the beneficial ownership of which Mr. Ward disclaims; (iv) 31,200 shares of common stock held by Solon L. Bloomer Family Partners Limited Partnership II, an entity for which Mr. Ward serves as a general partner exercising voting and dispositive power over the shares; (v) 3,003 shares of common stock held in a 401(k) account; and (vi) 39,620 shares of common stock held through the SandRidge Energy, Inc. Non-Qualified Excess Plan. In addition, as described above, Mr. Ward granted a warrant to Pooled CIT Investments, L.L.C. for the purchase of up to 6,672,598 shares of common stock.

(9)	Includes 5,636,754 shares of common stock beneficially owned by Mr. Ward that may be sold pursuant to this prospectus by TLW Properties, L.L.C.
     Selling security holders who are registered broker-dealers are “underwriters” within the meaning of the Securities Act. In addition, selling security holders who are affiliates of registered broker-dealers are “underwriters” within the meaning of the Securities Act if such selling security holder (a) did not acquire its shares of common stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common shares. To our knowledge, no selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.
     The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock since the date on which the information in the above table was provided to us. Information about the selling stockholders may change over time.
     Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholder. Please refer to “Plan of Distribution.”
     All expenses incurred with the registration of the common stock owned by the selling stockholders will be borne by us.

DESCRIPTION OF CAPITAL STOCK
     Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read “Where You Can Find More Information.”
Authorized Capital Stock
     Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2008, we had 166,046,111 outstanding shares of common stock. We have no outstanding options to purchase common stock, but we have granted restricted stock awards for 2,993,073 shares of common stock (other than shares cancelled or forfeited) as of December 31, 2008. As of December 31, 2008, we had no shares of preferred stock outstanding, but we issued 2,650,000 shares of our 8.5% Convertible Perpetual Preferred Stock on January 21, 2009.
Common Stock
     Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.
     No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.
     Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
     Our board of directors may, without any action by holders of the common stock:
•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix or change the number of shares constituting any class or series of preferred stock; and

•	establish or change the rights of the holders of any class or series of preferred stock.
     The rights of any class or series of preferred stock may include, among others:
•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.
     We may issue shares of, or rights to purchase, preferred stock, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
     Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then-prevailing market price.
8.5% Convertible Perpetual Preferred Stock
     As of the date of this prospectus, 2,650,000 shares of our 8.5% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”) were issued and outstanding. Each share of Convertible Preferred Stock is convertible at any time on or after April 15, 2009 at the option of the holder thereof into a number of shares of our common stock equal to the liquidation preference of $100 divided by the conversion price, which is initially $8.0125 per share and is subject to specified adjustments. This results in an initial conversion rate of approximately 12.4805 shares of common stock per share of Convertible Preferred Stock. Based on the initial conversion price, approximately 33,073,323 shares of common stock would be issuable upon conversion of all of the outstanding shares of the Convertible Preferred Stock.
     The annual dividend on each share of Convertible Preferred Stock is $8.50 and is payable semiannually, in arrears, on each February 15 and August 15, commencing on February 15, 2010, when, as and if declared by our board of directors. No dividends will accrue or accumulate prior to August 15, 2009. We may, at our option, pay dividends in cash, common stock or any combination thereof.
     Except as required by law or the our certificate of incorporation, holders of the Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for three semiannual periods. Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on our board of directors will increase by that same number.
     At any time on or after February 20, 2014, we may at our option cause all outstanding shares of the Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing conversion price, if the closing sale price of our common stock exceeds 130% of the then-prevailing conversion price for a specified period prior to the conversion.
     If a holder elects to convert shares of Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, we may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.
Amended and Restated Shareholders Agreement
     In connection with the closing of our acquisition of NEG Oil & Gas LLC (the “NEG Acquisition”), we entered into a Shareholders Agreement with certain of our stockholders, including Tom L. Ward, our Chairman, Chief Executive Officer and President, N. Malone Mitchell 3rd, a director at that time, and affiliates of American Real Estate Partners, LP (“AREP”). The Shareholders Agreement was subsequently amended and restated in connection with the sale of the shares held by AREP to other stockholders (the “New Investors”). The Amended and Restated Shareholders Agreement contains certain restrictions on transfer, tag-along rights, a selected preemptive right and registration rights, each of which is described more fully below.
     Tag-Along Rights. If Messrs. Ward or Mitchell propose to sell shares of our common stock (other than to family members and affiliates other than SandRidge) in excess of 3% of our outstanding common stock on a fully diluted basis (other than to family members and affiliates other than SandRidge pursuant to Rule 144 or in a registered offering other than a block trade), the New Investors have the right to elect to sell their proportionate number of shares of our common stock on the same terms. The tag-along rights expire on the earlier of (i) the date upon which the New Investors cease to own at least 20% of our shares of common stock on purchased from affiliates of AREP and (ii) two years following a qualified public offering.
     Registration Rights. The Amended and Restated Shareholders Agreement provides each of Mr. Ward, Mr. Mitchell and the affiliates of AREP certain registration rights. For a description of these rights, please read “—Registration Rights—Amended and Restated Shareholders Agreement.”
Ares Shareholder Agreement
     In connection with our March 2007 private placement, we entered into a Shareholders Agreement (the “Ares Shareholders Agreement”) with certain affiliates of Ares Management LLC (“Ares”) and Mr. Ward. The Ares Shareholder Agreement contains tag-along rights and a voting requirement, each of which is described more fully below.
     Tag-Along Rights. If Mr. Ward proposes to sell shares of common stock (other than to family members and affiliates other than SandRidge), he has agreed to use commercially reasonable efforts to structure such sale in a manner as to allow Ares to sell the same proportionate amount of its shares on the same terms. To the extent Ares is unable to sell its proportionate amount of shares as a result of other tag-along rights, Mr. Ward shall decrease the amount of shares he is selling to allow for Ares to sell the same proportionate amount of its shares as Mr. Ward. The tag-along rights expire two years following the completion of the offering.
Registration Rights
     Amended and Restated Shareholders Agreement. Pursuant to an Amended and Restated Shareholders Agreement among us and certain of our stockholders, including Messrs. Ward and Mitchell and certain of their respective affiliates, we have agreed to allow such parties to offer their shares of our common stock in certain future registered offerings of our common stock, subject to our priority and customary limitations. We have also agreed to use our reasonable best efforts to cause a shelf registration statement to become effective with respect to the securities held by the stockholders party to the Amended and Restated Shareholders Agreement upon their request. Such request may not be made within 120 days of the effectiveness of a registration statement requested pursuant to the Amended and Restated Shareholders Agreement or that such stockholders are entitled to participate in pursuant to the Amended and Restated Shareholders Agreement. The stockholders party to the agreement (other than Messrs. Ward and Mitchell and their affiliates) may transfer their registration rights under this agreement in connection with sales in excess of 2,000,000 shares of our common stock.
     Additional Registration Rights. We entered into registration rights agreements with certain of our stockholders, including Messrs. Ward and Mitchell, on November 21, 2006 and March 20, 2007. Pursuant to these registration rights agreements, we have agreed to allow such parties to offer their shares of our common stock in certain future registered offerings of our common stock, subject to our priority and customary limitations. In addition, we have entered into a registration rights agreement with Mr. George B. Kaiser dated February 16, 2009, which requires us to register certain shares included in this registration statement, as well as any shares that may be purchased in the future under a warrant.
Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws
     Written Consent of Stockholders
     Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent.
     Amendment of the Bylaws
     Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our charter and bylaws grant our board the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office.
     Special Meetings of Stockholders

     Our bylaws preclude the ability of our stockholders to call special meetings of stockholders.
     Other Limitations on Stockholder Actions
     Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. In addition, the ability of our stockholders to remove directors without cause is precluded.
     Classified Board
     Only one of three classes of directors is elected each year.
     Limitation of Liability of Officers and Directors
     Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.
     The effect of these provisions is to eliminate our rights and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
     Business Combination Under Delaware Law
     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
     Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:
•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law. This election would become effective 12 months after the adoption of the amendment and would not apply to any business combination with any person who became an interested stockholder on or before the adoption of the amendment.

PLAN OF DISTRIBUTION
     We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We entered into Registration Rights Agreements with the selling stockholders, pursuant to which we agreed to, among other things, bear all expenses, other than brokers’ or underwriters’ discounts and commissions, in connection with the registration and sale of the common stock covered by this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
     The common stock offered by this prospectus may be sold from time to time to purchasers:
•	directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.
     The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Any selling stockholder that is a registered broker-dealer will be deemed to be an underwriter. As a result, any profits on the sale of the common stock by such selling stockholders and any discounts, commissions or agent’s commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
     The common stock may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
     In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
     To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.
     Our common stock is listed on the New York Stock Exchange under the symbol “SD.”
     There can be no assurance that any selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
     The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
     We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.
     We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of shares of our common stock.

LEGAL
     Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P, Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The estimated reserve evaluations and related calculations for our SandRidge CO2 properties as of December 31, 2006, 2007 and 2008 have been included in this offering memorandum in reliance upon the report of DeGolyer and MacNaughton, independent petroleum engineering consultants, given upon their authority as experts in petroleum engineering. The estimated reserve evaluations and related calculations for our WTO, East Texas, Gulf of Mexico, Gulf Coast and certain other properties as of December 31, 2006, 2007 and 2008 have been included in this offering memorandum in reliance upon the report of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants, given upon their authority as experts in petroleum engineering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     ITEM 14. Other Expenses of Issuance and Distribution
     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$19,461
Legal fees and expenses	$25,000
Accounting fees and expenses	$—
Miscellaneous	$5,000

TOTAL	$49,461
     ITEM 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The certificate of incorporation and bylaws of SandRidge Energy, Inc. (the “Company”) provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
ITEM 16. Exhibits and Financial Statement Schedules
     (a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit
Number	Exhibit Title
4.1	Specimen Stock Certificate representing common stock of SandRidge Energy, Inc. (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.2	Registration Rights Agreement, dated November 21, 2006, by and among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and the Purchasers party thereto (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.3	Amended and Restated Shareholders Agreement, dated April 4, 2007, among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and certain shareholders (incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.4	Registration Rights Agreement, dated March 20, 2007, by and among SandRidge Energy, Inc. and the several purchasers party thereto (incorporated by reference to Exhibit 4.8 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.5	Shareholders Agreement, dated March 20, 2007, by and among SandRidge Energy, Inc. and certain common shareholders (incorporated by reference to Exhibit 4.10 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.6	Indenture, dated May 1, 2008, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein and Wells Fargo (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K (file no. 001-33784) filed on May 2, 2008).

4.7	Indenture, dated May 20, 2008, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein and Wells Fargo (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K (file no. 001-33784) filed on May 21, 2008).

4.8	Registration Rights Agreement, dated February 16, 2009, among SandRidge Energy, Inc., George B. Kaiser and Pooled CIT Investments, L.L.C. (incorporated by reference to Exhibit 4.16 of the Annual Report on Form 10-K (file no. 001-33784) filed on February 26, 2009).

5.1 *	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1 *	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2 *	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.3 *	Consent of DeGolyer and MacNaughton.

23.4 *	Consent of Netherland, Sewell & Associates, Inc.

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
     (b) Financial Statement Schedules
     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.
     (c) Reports, Opinions, and Appraisals
     The following reports, opinions, and appraisals are included herein: None.
ITEM 17. Undertakings
     Each undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, in the State of Oklahoma, on April 13, 2009.

SANDRIDGE ENERGY, INC.

By:	/s/ TOM L. WARD Name: Tom L. Ward
Title: President, Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom L. Ward, Richard Gognat and Justin Byrne, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ TOM L. WARD Tom L. Ward	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 13, 2009

/S/ DIRK. M. VAN DOREN Dirk M. Van Doren	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	April 13, 2009

/S/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President of Accounting (Principal Accounting Officer)	April 13, 2009

/S/ DAN JORDAN Dan Jordan	Director	April 13, 2009

/S/ BILL GILLILAND Bill Gilliland	Director	April 13, 2009

/S/ ROY T. OLIVER, JR. Roy T. Oliver, Jr.	Director	April 13, 2009

/S/ STUART W. RAY Stuart W. Ray	Director	April 13, 2009

Signature	Title	Date
/S/ D. DWIGHT SCOTT D. Dwight Scott	Director	April 13, 2009

/S/ JEFF SEROTA Jeff Serota	Director	April 13, 2009

Exhibit
Number	Exhibit Title
4.1	Specimen Stock Certificate representing common stock of SandRidge Energy, Inc. (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.2	Registration Rights Agreement, dated November 21, 2006, by and among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and the Purchasers party thereto (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.3	Amended and Restated Shareholders Agreement, dated April 4, 2007, among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and certain shareholders (incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.4	Registration Rights Agreement, dated March 20, 2007, by and among SandRidge Energy, Inc. and the several purchasers party thereto (incorporated by reference to Exhibit 4.8 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.5	Shareholders Agreement, dated March 20, 2007, by and among SandRidge Energy, Inc. and certain common shareholders (incorporated by reference to Exhibit 4.10 of the Registration Statement on Form S-1 (file no. 333-148956) filed on January 30, 2008).

4.6	Indenture, dated May 1, 2008, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein and Wells Fargo (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K (file no. 001-33784) filed on May 2, 2008).

4.7	Indenture, dated May 20, 2008, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein and Wells Fargo (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K (file no. 001-33784) filed on May 21, 2008).

4.8	Registration Rights Agreement, dated February 16, 2009, among SandRidge Energy, Inc., George B. Kaiser and Pooled CIT Investments, L.L.C. (incorporated by reference to Exhibit 4.16 of the Annual Report on Form 10-K (file no. 001-33784) filed on February 26, 2009).

5.1 *	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1 *	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

23.2 *	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.3 *	Consent of DeGolyer and MacNaughton.

23.4 *	Consent of Netherland, Sewell & Associates, Inc.

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.